UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Enovis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2025, Patricia A. Lang informed the Board of Directors of Enovis Corporation (the “Company”) of her intention to retire from her current position as the Company’s Senior Vice President and Chief Human Resources Officer on April 3, 2026. At that time, Ms. Lang will transition to an advisory role until her retirement from the Company on April 3, 2027.

Upon Ms. Lang’s retirement from her current position, on April 3, 2026, the Company expects to appoint Laura Singleton, Vice President of Human Resources for the Company’s Reconstructive segment, as its new Senior Vice President and Chief Human Resources Officer.

Ms. Singleton joined the Company in February 2019 in connection with the Company’s acquisition of DJO Global, where she had served in vice president of human resources roles since October 2017. Prior to that, she held a series of human resources senior leadership roles at Toppan Photomasks, Inc., Ixia, and Millennium Laboratories. Ms. Singleton earned a B.A. degree in history from Texas State University.

Ms. Lang Retirement Transition Agreement

In consideration of the important services that Ms. Lang will provide to the Company until her retirement in April 2027, the Company and Ms. Lang have entered into a retirement transition agreement dated December 10, 2025 (the “Agreement”) that sets forth the terms of Ms. Lang’s continued employment with the Company in a non-executive role from April 3, 2026 through April 3, 2027 (the “Transition Period”). During the Transition Period, Ms. Lang will continue to receive her current base salary for a period of six months, after which her base salary will be reduced by up to 50% for the remainder of the Transition Period. Ms. Lang will remain eligible to participate in the Company benefit plans in which she currently participates, including the Company’s annual incentive plan, for which her target bonus opportunities will be based on her actual base pay during the Transition Period.

The foregoing description of the Agreement set forth above is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President and Chief Legal Officer